   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2007.

                                                              FILE NO. 333-20345

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  ------------

                            POST-EFFECTIVE AMENDMENT
                               NO. 12 TO FORM S-2
                                  ON FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                     UNION SECURITY LIFE INSURANCE COMPANY
                                  OF NEW YORK

             (Exact name of registrant as specified in its charter)

                                    NEW YORK

         (State or other jurisdiction of incorporation or organization)

                                      6311

            (Primary Standard Industrial Classification Code Number)

                                   13-2699219

                    (I.R.S. Employer Identification Number)

                         308 MALTBIE STREET, SUITE 200
                            SYRACUSE, NEW YORK 13204
                                  315-451-0066

              (Address, including zip code, and telephone number, including area codes, of registrant's principal executive offices)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
       (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

                                  ------------

/X/ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ / If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

The Prospectus (including all financial statements) for TD Waterhouse variable annuity are incorporated in Part I of this Post-Effective Amendment No. 12, by reference to Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 (File No. 333-20345), as filed on April 7, 2006, and declared effective on May 1, 2006.

The supplement to the Prospectus for TD Waterhouse variable annuity, dated January 16, 2007, is included in Part I of this Post-Effective Amendment No. 12.

                                     PART I

              SUPPLEMENT DATED JANUARY 16, 2007 TO YOUR PROSPECTUS

ING VP Natural Resources Trust:

On January 4, 2007, shareholders approved the reorganization of ING VP Natural Resources Trust with and into ING Global Resources Portfolio. All assets of ING VP Natural Resources Trust will be transferred into ING Global Resources Portfolio, and shareholders of ING VP Natural Resources Trust will receive shares of ING Global Resources Portfolio. The merger occurred on January 12, 2007.

As a result, if any of your Contract Value was invested in ING VP Natural Resources Trust Sub-Account, that Contract Value was merged into ING Global Resources Portfolio Sub-Account. Effective as of the close of trading on the New York Stock Exchange on January 12, 2007, if any portion of your future Premium Payments were allocated to ING VP Natural Resources Trust Sub-Account, you should re-direct that allocation to another Sub-Account available under your Contract.

Effective as of the close of trading of the New York Stock Exchange on January 12, 2007, any Dollar Cost Averaging, InvestEase(R) , Asset Rebalancing Program, Automatic Income or other administrative program that includes transfers of Contract Value or allocations of ING VP Natural Resources Trust Sub-Account established on or before January 12, 2007, will be updated to reflect ING Global Resources Portfolio.

Effective as of the close of trading of the New York Stock Exchange on January 12, 2007, all references and information contained in the prospectus for your Contract related to ING VP Natural Resources Trust are deleted.

ING Global Resources Portfolio:

The following is added in alphabetical order to the sub-section entitled "The Funds" under the section entitled "General Contract Information":

SUB-ACCOUNT                                                            ADVISOR                         OBJECTIVE SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
ING GLOBAL RESOURCES PORTFOLIO SUB-ACCOUNT which         Directed Services Inc., Sub-Advised  Long-term capital appreciation purchases shares of the ING Global Resources Portfolio  by ING Investment Management
                                                         Company

The following paragraph is added to the prospectus as the last sentence of the first paragraph in the "Accumulation Unit Values" table:

     There is no information for ING Global Resources Portfolio Sub-Accounts because as of December 31, 2005, the Sub-Accounts had not commenced operation.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-6078

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     First Fortis' By-Laws provide for indemnity and payment of expenses of First Fortis' officers and directors in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable New York law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and for a purpose that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful. No indemnification is further permitted to an individual if there has been an adjudication, and a judgement rendered adverse to the individual seeking indemnification, finding that the acts were committed in bad faith, as the result of active and deliberate dishonesty, or that there was personal gain, financial profit, or other advantage which he or she was not otherwise legally entitled.

     There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                   DESCRIPTION                                   METHOD OF FILING
---------------------------------------------------------------------------------------------------------
    1      Underwriting Agreement                      Incorporated by reference to
                                                       Post-Effective Amendment No. 8 to the
                                                       Registration Statement File No. 33-14761 filed
                                                       with the Commission on
                                                       April 15, 2005.
    3  (a) Amended and Restated Charter                Incorporated by reference to Post-Effective
                                                       Amendment No. 14 to the Registration Statement
                                                       File No. 333-79701 filed with the Commission on
                                                       October 21, 2005.
    3  (b) By-laws                                     Incorporated by reference to Post-Effective
                                                       Amendment No. 14 to the Registration Statement
                                                       File No. 333-79701 filed with the Commission on
                                                       October 21, 2005.
    4      Variable Annuity Contract                   Incorporated by reference to
                                                       Pre-Effective Amendment No. 1 to the
                                                       Registration Statement File No. 333-20343 filed
                                                       with the Commission on
                                                       May 9, 1997.
    5      Opinion re legality                         Filed herewith.
   21      Subsidiaries of the Registrant              Incorporated by reference to Post-Effective
                                                       Amendment No. 15 to Registration Statement File
                                                       No. 333-79701 filed with the Commission on April
                                                       7, 2006.
   23  (a) Legal Consent                               Filed herewith as Exhibit 5.
   23  (b) Consent of PricewaterhouseCoopers LLP,      Filed herewith.
           Independent Registered Public
           Accounting Firm
   24      Copy of Power of Attorney                   Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
              ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 16th day of January, 2007.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

By:    P. Bruce Camacho                     *By:   /s/ John F. Kennedy
       -----------------------------------         -----------------------------------
       P. Bruce Camacho,                           John F. Kennedy
       President, Chief Executive Officer          Attorney-In-Fact
       and Chairman of the Board*

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.

P. Bruce Camacho President, Chief Executive Officer, Chairman of
 the Board and Director*
Terry J. Kryshak Sr. Vice President and Director*
Peter A. Walker Director*
Melissa J.T. Hall Assistant Treasurer, Director*
Leslie G. Silvester, Director*
Allen R. Freedman Director*                                        *By:   /s/ John F. Kennedy
                                                                          -----------------------------------
Dale E. Gardner Director*                                                 John F. Kennedy
Esther L. Nelson, Director*                                               Attorney-in-Fact
H. Carroll Mackin, Director*                                       Date:  January 16, 2007

333-20345

                                 EXHIBIT INDEX

        5  Opinion and Consent of Douglas R. Lowe, Esq., corporate counsel of Union Security Life Insurance
           Company of New York.
    23(a)  Legal Consent filed as part of Exhibit 5.
    23(b)  Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
       24  Copy of Power of Attorney.